Exhibit 99.1

NavSight Holdings Inc. Shareholders Approve Business Combination with Spire Global

Vienna, VA & Reston, VA – August 13, 2021– NavSight Holdings Inc. (“NavSight”) (NYSE: NSH) today announced that its stockholders approved all proposals related to the previously announced merger, (the “Business Combination”) with Spire Global, Inc. (“Spire Global”, “Spire”, or “the Company”), a leading global provider of space-based data, analytics and space services, at a special meeting of stockholders held today. A Form 8-K disclosing the full voting results is expected to be filed with the Securities and Exchange Commission.

The closing of the Business Combination is anticipated to occur on August 16, 2021. Following closing, the combined company will be known as Spire Global, Inc. and is expected to trade on the New York Stock Exchange under the new ticker symbol “SPIR.”

The previously announced Business Combination is expected to provide approximately $265 million in cash proceeds to Spire through the merger, inclusive of a $245 million PIPE.

About Spire Global, Inc.

Spire is a leading global provider of space-based data, analytics, and space services, offering access to unique datasets and powerful insights about Earth from the ultimate vantage point so that organizations can make decisions with confidence, accuracy, and speed. Spire uses one of the world’s largest multi-purpose satellite constellations to source hard to acquire, valuable data and enriches it with predictive solutions. Spire then provides this data as a subscription to organizations around the world so they can improve business operations, decrease their environmental footprint, deploy resources for growth and competitive advantage, and mitigate risk. Spire gives commercial and government organizations the competitive advantage they seek to innovate and solve some of the world’s toughest problems with insights from space. Spire has offices in San Francisco, Boulder, Washington DC, Glasgow, Luxembourg, and Singapore. To learn more, visit http://www.spire.com.

About NavSight Holdings, Inc.

NavSight (NYSE: NSH) is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Additional Information and Where to Find It

This press release relates to the Business Combination involving NavSight and Spire. In connection with the proposed Business Combination (the “Proposed Transaction”), NavSight has filed a registration statement on Form S-4 (File No. 333-256112) (the “Registration Statement”), which includes a proxy statement which has been distributed to holders of NavSight’s common stock in connection with NavSight’s solicitation of proxies for the vote by NavSight’s stockholders with respect to the Proposed Transaction and other matters as described in the Registration Statement, a prospectus relating to the offer of the securities to be issued to Spire’s stockholders in connection with the Proposed Transaction, and an information statement to Spire’s stockholders regarding the Proposed Transaction. Investors and security holders may obtain free copies of the proxy statement/prospectus/information statement and other documents filed with the SEC by NavSight through the website maintained by the SEC at http://www.sec.gov, or by directing a request to: NavSight Holdings, Inc., 12020 Sunrise Valley Drive, Suite 100, Reston, VA 20191.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 including with respect to the Business Combination. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication. Such factors can be found in NavSight’s most recent filings with the SEC, which are available, free of charge, at the SEC’s website at http://www.sec.gov, and also in the Registration Statement on Form S-4 and NavSight’s definitive proxy statement/prospectus relating to the Business Combination.

This press release is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in NavSight and is not intended to form the basis of an investment decision in NavSight. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us or the Business Combination with Spire. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and NavSight and Spire undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.

Contacts

For Spire Global, Inc.:

Hillary Yaffe

hillary.yaffe@spire.com

For NavSight Holdings, Inc.:

Jack Pearlstein

jack@navsight.com